Exhibit 99.1

NEWS RELEASE November 17, 2021

Tetra Tech Reports Record Fourth Quarter and Fiscal 2021 Results

•	Record quarterly results

o	Fourth quarter revenue $892 million, up 18% Y/Y

o	Fourth quarter net revenue $709 million, up 20% Y/Y

o	Fourth quarter EPS $1.52, up 85% Y/Y and Adjusted EPS $1.05, up 15% Y/Y

•	Record backlog of $3.48 billion

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK), a leading provider of high-end consulting and engineering services, today announced results for the fourth quarter and fiscal year ended October 3, 2021.

Fourth Quarter Results

Tetra Tech achieved record quarterly results with all-time highs for revenue, net revenue, earnings and backlog. Revenue in the fourth quarter totaled $892 million and revenue, net of subcontractor costs (net revenue)1, was $709 million, up 18% and 20% year-over-year, respectively. Earnings per share (“EPS”) was $1.52 on a GAAP basis and adjusted EPS1 was $1.05, up 85% and 15% year-over-year, respectively. Cash generated from operations was $78 million, up 15% year-over-year. Backlog at the end of the quarter was a record $3.48 billion, up 7% year-over-year and sequentially.

Quarterly Dividend and Share Repurchase Program

On November 15, 2021, Tetra Tech’s Board of Directors declared a $0.20 per share dividend, an 18% increase over the prior year, payable on December 20, 2021, to stockholders of record as of December 2, 2021. In the fourth quarter, Tetra Tech repurchased $15 million of common stock. On October 7, 2021, the Company announced an additional $400 million share repurchase program. Together with the $148 million remaining under the previously approved program at the end of the fourth quarter of fiscal 2021, the Company had $548 million available for share repurchases.

Fiscal Year Results

Tetra Tech also achieved record annual results with all-time highs for revenue, net revenue, earnings and cash flow. Revenue for fiscal 2021 totaled $3.21 billion and net revenue was $2.55 billion. EPS was $4.26 and adjusted EPS was $3.79. Cash generated from operations of $304 million was up 16% compared to the previous year. The strong cash flow enabled the Company to return $100 million to shareholders in fiscal 2021 through a combination of share repurchases and dividends, while continuing to invest in strategic acquisitions and de-leveraging to a net debt ratio of 0.2x 2.

1 Non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Refer to Reconciliation of GAAP and non-GAAP Items.

2 The net debt leverage ratio is defined as total debt less cash and cash equivalents divided by 12-month adjusted EBITDA. Refer to Regulation G Information and Reconciliation of GAAP and non-GAAP Items.

Chairman and CEO Comments

Tetra Tech’s Chairman and CEO, Dan Batrack, commented, “Tetra Tech finished a record fiscal year 2021 with fourth quarter net revenue growth of 20% while generating significantly higher operating income and cash flow compared to last year. We continue to see increasing demand for our differentiated high-end critical water and environmental consulting services augmented by technology and advanced data analytics, which drove increases in net revenue across all four of our client sectors. In 2021, we further advanced our Leading with Science® growth strategy with the acquisition of industry-leading consulting and technology firms that enhance our global technical capabilities. Increased orders across our end-markets drove our backlog to an all-time high, providing a solid foundation for even better performance in 2022.”

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and the actual results could differ materially. These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects EPS for the first quarter of fiscal 2022 to range from $0.98 to $1.03 and net revenue to range from $630 million to $680 million. For fiscal 2022, Tetra Tech expects EPS to range from $4.00 to $4.20, and net revenue to range from $2.60 billion to $2.80 billion. 3

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter and fiscal 2021 results through a link posted on the Company’s website at tetratech.com on November 18, 2021, at 8:00 a.m. (PT).

3 Reconciliation of the net revenue guidance to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict the magnitude and timing of all the components required to provide such reconciliation with sufficient precision.

Reconciliation of GAAP and Non-GAAP Items

In thousands (except EPS data)

	Three Months Ended			Fiscal Year Ended
	Oct. 3, 2021	Sep. 27, 2020	% Y/Y	Oct. 3, 2021	Sep. 27, 2020	% Y/Y
Revenue	$892,012	$753,364	18%	$3,213,513	$2,994,891	7%
Subcontractor costs	(182,879)	(163,550)		(661,341)	(646,319)
Net revenue	$709,133	$589,814	20%	$2,552,172	$2,348,572	9%

EPS	$1.52	$0.82	85%	$4.26	$3.16	35%
Earn-out adjustments	(0.04)	0.11		(0.04)	0.11
Non-recurring tax items	(0.43)	–		(0.43)	–
Non-core dispositions	–	(0.02)		–	(0.12)
COVID-19	–	–		–	0.11
Adjusted EPS	$1.05	$0.91	15%	$3.79	$3.26	16%

	Oct. 3, 2021
Current portion of long-term debt	$12,504
Long-term debt	200,000
Less: Cash and cash equivalents	(166,658)
Net debt	$45,846

Trailing 12-month EBITDA	$299,212

Net debt leverage ratio	0.2	x

About Tetra Tech

Tetra Tech is a leading provider of high-end consulting and engineering services for projects worldwide. With 21,000 associates working together, Tetra Tech provides clear solutions to complex problems in water, environment, sustainable infrastructure, renewable energy, and international development. We are Leading with Science® to provide sustainable and resilient solutions for our clients. For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipate," "expect," "could," "may," "intend," "plan" and "believe," among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: the impact of the COVID-19 pandemic; continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the fiscal year ended September 27, 2020, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2021, as well as in Tetra Tech’s other filings with the SEC. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures. In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

Tetra Tech, Inc.

Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	October 3, 2021	September 27, 2020
Assets
Current assets:
Cash and cash equivalents	$166,568	$157,515
Accounts receivable, net	668,998	649,035
Contract assets	103,784	92,632
Prepaid expenses and other current assets	112,338	81,094
Income taxes receivable	14,260	19,509
Total current assets	1,065,948	999,785

Property and equipment, net	37,733	35,507
Right-of-use assets, operating leases	215,422	239,396
Investments in unconsolidated joint ventures	3,282	7,332
Goodwill	1,108,578	993,498
Intangible assets, net	37,990	13,943
Deferred tax assets	54,413	32,052
Other long-term assets	53,196	57,045
Total assets	$2,576,562	$2,378,558

Liabilities and Equity
Current liabilities:
Accounts payable	$128,767	$111,804
Accrued compensation	206,322	199,801
Contract liabilities	190,403	171,905
Short-term lease liabilities, operating leases	67,452	69,650
Current portion of long-term debt and other short-term borrowings	12,504	49,264
Current contingent earn-out liabilities	19,520	16,142
Other current liabilities	223,515	174,890
Total current liabilities	848,483	793,456

Deferred tax liabilities	10,563	16,316
Long-term debt	200,000	242,395
Long-term lease liabilities, operating leases	174,285	191,955
Long-term contingent earn-out liabilities	39,777	16,475
Other long-term liabilities	69,163	80,588

Equity:
Preferred stock - Authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at October 3, 2021 and September 27, 2020	-	-
Common stock - Authorized, 150,000 shares of $0.01 par value; issued and outstanding, 53,981 and 53,797 shares at October 3, 2021 and September 27, 2020, respectively	540	538
Accumulated other comprehensive loss	(125,028)	(161,786)
Retained earnings	1,358,726	1,198,567
Tetra Tech stockholders' equity	1,234,238	1,037,319
Noncontrolling interests	53	54
Total stockholders' equity	1,234,291	1,037,373
Total liabilities and stockholders' equity	$2,576,562	$2,378,558

Tetra Tech, Inc.

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	October 3,	September 27,	October 3,	September 27,
	2021	2020	2021	2020
Revenue	$892,012	$753,364	$3,213,513	$2,994,891
Subcontractor costs	(182,879)	(163,550)	(661,341)	(646,319)
Other costs of revenue	(565,224)	(464,412)	(2,053,772)	(1,902,037)
Gross profit	143,909	125,402	498,400	446,535
Selling, general and administrative expenses	(65,184)	(56,317)	(222,972)	(204,615)
Contingent consideration - fair value adjustments	3,111	13,450	3,273	14,971
Impairment of goodwill	-	(15,800)	-	(15,800)
Income from operations	81,836	66,735	278,701	241,091
Interest income	254	293	917	1,375
Interest expense	(3,499)	(2,981)	(12,748)	(14,475)
Income before income tax expense	78,591	64,047	266,870	227,991
Income tax benefit (expense)	4,340	(19,391)	(34,039)	(54,101)
Net income	82,931	44,656	232,831	173,890
Net loss (income) attributable to noncontrolling interests	23	(2)	(21)	(31)
Net income attributable to Tetra Tech	$82,954	$44,654	232,810	$173,859

Earnings per share attributable to Tetra Tech:
Basic	$1.54	$0.83	$4.31	$3.21
Diluted	$1.52	$0.82	$4.26	$3.16

Weighted-average common shares outstanding:
Basic	54,019	53,841	54,078	54,235
Diluted	54,597	54,603	54,675	55,022

Tetra Tech, Inc.
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Fiscal Year Ended
	October 3,	September 27,
	2021	2020
Cash flows from operating activities:
Net income	$232,831	$173,890

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,805	24,611
Equity in income of unconsolidated joint ventures	(4,990)	(6,605)
Distributions of earnings from unconsolidated joint ventures	4,604	6,310
Amortization of stock-based awards	23,067	19,424
Deferred income taxes	(38,494)	565
Provision for losses on accounts receivables	(4,130)	1,267
Fair value adjustments to contingent consideration	(3,273)	(14,971)
Impairment of goodwill and other intangible assets	-	15,800
Gain on sale of property and equipment	(110)	(11,066)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable and contract assets	17,431	154,748
Prepaid expenses and other assets	(582)	(11,321)
Accounts payable	13,551	(102,162)
Accrued compensation	5,425	(8,173)
Contract liabilities	13,407	5,894
Other liabilities	8,740	19,460
Income taxes receivable/payable	13,090	(5,192)
Net cash provided by operating activities	304,372	262,479

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(84,911)	(68,488)
Capital expenditures	(8,573)	(12,245)
Proceeds from sale of property and equipment	492	17,710
Net cash used in investing activities	(92,992)	(63,023)

Cash flows from financing activities:
Proceeds from borrowings	370,222	308,364
Repayments on long-term debt	(414,308)	(331,066)
Repurchases of common stock	(60,000)	(117,188)
Taxes paid on vested restricted stock	(17,630)	(11,166)
Payments of contingent earn-out liabilities	(20,251)	(22,900)
Stock options exercised	11,250	10,334
Net change in overdrafts	(36,627)	36,627
Dividends paid	(40,041)	(34,743)
Principal payments on finance leases	(2,714)	(1,311)
Net cash used in financing activities	(210,099)	(163,049)

Effect of exchange rate changes on cash, cash equivalents	7,772	207

Net increase in cash and cash equivalents	9,053	36,614
Cash and cash equivalents at beginning of year	157,515	120,901
Cash and cash equivalents at end of year	$166,568	$157,515

Supplemental information:
Cash paid during the year for:
Interest	$10,330	$13,256
Income taxes, net of refunds received of $2.1 million and $1.4 million	$59,111	$55,039

Tetra Tech, Inc.

Regulation G Information

October 3, 2021

Reconciliation of Revenue to Revenue, Net of Subcontractor Costs ("Net Revenue")

(in millions)

			2020							2021
	2018	2019	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total
Consolidated
Revenue (As Reported)	2,964.1	3,107.3	797.6	734.1	1,531.7	709.8	2,241.5	753.4	2,994.9	765.1	754.8	1,519.9	801.6	2,321.5	892.0	3,213.5
RCM / Non-Cash Claims	(3.6)	15.2	(0.1)	-	(0.1)	(0.1)	(0.2)	-	(0.2)	-	(0.5)	(0.5)	(0.1)	(0.6)	-	(0.6)
Adjusted Revenue	2,960.5	3,122.5	797.5	734.1	1,531.6	709.7	2,241.3	753.4	2,994.7	765.1	754.3	1,519.4	801.5	2,320.9	892.0	3,212.9
Adjusted Subcontractor Costs	(751.8)	(716.4)	(183.5)	(149.6)	(333.1)	(149.4)	(482.7)	(163.6)	(646.1)	(159.9)	(155.0)	(314.9)	(163.5)	(478.4)	(182.9)	(661.3)
Adjusted Net Revenue	2,208.7	2,406.1	614.0	584.5	1,198.5	560.3	1,758.6	589.8	2,348.6	605.2	599.3	1,204.5	638.0	1,842.5	709.1	2,551.6

GSG Segment
Revenue	1,694.9	1,820.7	457.4	436.9	894.3	432.2	1,326.5	452.4	1,778.9	468.7	473.8	942.5	488.7	1,431.2	511.8	1,943.0
Subcontractor Costs	(482.6)	(491.4)	(127.7)	(115.9)	(243.6)	(112.9)	(356.5)	(122.3)	(478.8)	(123.8)	(126.7)	(250.5)	(132.8)	(383.2)	(139.4)	(522.6)
Adjusted Net Revenue	1,212.3	1,329.3	329.7	321.0	650.7	319.3	970.0	330.1	1,300.1	344.9	347.1	692.0	355.9	1,048.0	372.4	1,420.4

CIG Segment
Revenue	1,323.1	1,342.5	351.2	308.4	659.6	291.0	950.6	315.5	1,266.1	311.1	293.1	604.2	327.4	931.6	394.1	1,325.7
Non-Cash Claims	10.6	13.7	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Adjusted Revenue	1,333.7	1,356.2	351.2	308.4	659.6	291.0	950.6	315.5	1,266.1	311.1	293.1	604.2	327.4	931.6	394.1	1,325.7
Subcontractor Costs	(337.4)	(279.5)	(66.9)	(44.9)	(111.8)	(50.0)	(161.8)	(55.7)	(217.5)	(50.8)	(40.9)	(91.7)	(45.4)	(137.1)	(57.4)	(194.5)
Adjusted Net Revenue	996.3	1,076.7	284.3	263.5	547.8	241.0	788.8	259.8	1,048.6	260.3	252.2	512.5	282.0	794.5	336.7	1,131.2

RCM Segment
Revenue	14.2	(1.5)	0.1	-	0.1	0.1	0.2	-	0.2	-	0.5	0.5	0.1	0.6	-	0.6
Subcontractor Costs	(11.6)	(1.3)	(0.1)	-	(0.1)	(0.1)	(0.2)	-	(0.2)	-	0.1	0.1	(0.1)	-	-	-
Net Revenue	2.6	(2.8)	-	-	-	-	-	-	-	-	0.6	0.6	-	0.6	-	0.6

Reconciliation of Net Income Attributable to Tetra Tech to EBITDA

(in thousands)

			2020							2021
	2018	2019	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total
Net Income Attributable to Tetra Tech	136,883	158,668	47,310	36,398	83,708	45,497	129,205	44,654	173,859	52,436	45,517	97,953	51,903	149,856	82,954	232,810
Interest Expense[1]	15,524	13,626	3,348	3,500	6,848	3,564	10,412	2,688	13,100	3,026	2,823	5,849	2,737	8,586	3,245	11,831
Depreciation[2]	19,592	17,285	3,293	3,133	6,426	3,686	10,112	2,905	13,017	2,882	3,073	5,955	3,070	9,026	3,311	12,337
Amortization[2]	18,249	11,559	2,942	3,442	6,384	2,570	8,954	2,640	11,594	3,356	2,213	5,569	2,216	7,785	3,683	11,468
Contingent Consideration	5,753	3,085	-	(971)	(971)	550	(421)	(12,950)	(13,371)	37	(230)	(193)	31	(162)	(3,111)	(3,273)
Goodwill Impairment	-	7,755	-	-	-	-	-	15,800	15,800	-	-	-	-	-	-	-
Income Tax Expense (Benefit)	37,605	16,375	12,637	7,615	20,252	14,458	34,710	19,391	54,101	10,778	12,456	23,234	15,146	38,379	(4,340)	34,039

EBITDA	233,606	228,353	69,530	53,117	122,647	70,325	192,972	75,128	268,100	72,515	65,852	138,367	75,103	213,470	85,742	299,212

Acquisition & Integration Expenses	-	10,351	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Non-Core Dispositions	3,434	10,945	(800)	(2,184)	(2,984)	(4,493)	(7,477)	(1,047)	(8,524)	-	-	-	-	-	-	-
RCM / Non-Cash Claims	16,836	19,526	-	-	-	-	-	-	-	-	-	-	-	-	-	-
COVID-19	-	-	-	8,233	8,233	-	8,233		8,233	-	-	-	-	-		-

Adjusted EBITDA	253,876	269,175	68,730	59,166	127,896	65,832	193,728	74,081	267,809	72,515	65,852	138,367	75,103	213,470	85,742	299,212
Adjusted EBITDA Margin - Reported	11.5%	11.2%	11.2%	10.1%	10.7%	11.8%	11.0%	12.6%	11.4%	12.0%	11.0%	11.5%	11.8%	11.6%	12.1%	11.7%

For Internal Reporting Purposes
Stock Based Compensation	19,582	17,618	4,482	4,955	9,437	4,057	13,494	5,930	19,424	4,898	5,669	10,566	5,695	16,261	6,806	23,067

Adjusted EBITDA[3]	273,458	286,793	73,212	64,121	137,333	69,889	207,222	80,011	287,233	77,413	71,521	148,933	80,798	229,731	92,548	322,279
Adjusted EBITDA Margin, % of NR3	12.4%	11.9%	11.9%	11.0%	11.5%	12.5%	11.8%	13.6%	12.2%	12.8%	11.9%	12.4%	12.7%	12.5%	13.1%	12.6%

[1] Includes amortization of deferred financing fee
[2] Varies slightly from the Statements of Cash Flows, which includes amortization of deferred financing fee
[3] Adjusted EBITDA excludes stock based compensation